ANNEX C

                           CERTIFICATE OF MERGER
                                     of
                        BOOK CORPORATION OF AMERICA
                             a Utah corporation
                                    and
                    SECURED DIVERSIFIED INVESTMENT, LTD.
                            a Nevada corporation



     The undersigned corporations, BOOK CORPORATION OF AMERICA, a Utah corporation ("Book"), and SECURED DIVERSIFIED INVESTMENT, LTD., a Nevada corporation ("SDI"), do hereby certify:

     1. Book is a corporation duly organized and validly existing under the laws of the State of California. Articles of Incorporation were originally filed on November 21, 1978.

     2. SDI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on May ____, 2002.

     3. Book held a special shareholder meeting on May __, 2002 in which shareholders approved a proposal to redomicle from Utah to Nevada. In addition, shareholders approved amendments to the Articles of Incorporation to Change the name to Secured Diversified Investment, Ltd., to change the par value of the Common Stock and to authorize Preferred Stock. Pursuant to the approvals at the special shareholder meeting, Book will be merged with and into SDI, for the sole purpose of changing the domicile of Book from the State of Utah to the State of Nevada. Upon completion of the merger SDI will be the surviving corporation in the merger and Book will be dissolved. Pursuant to the Merger the stockholders of Book may exchange their shares of outstanding common stock for shares of SDI common stock on a one share for one share basis.

     4. In accordance with Section 16-10a-1107 of the Utah Revised Business Corporation Act, the registered agent that Book will maintain in Utah is Ronald Poulton, 136 East South Temple, Suite 1700-A, Salt Lake City, Utah 84111. For purpose of service in Nevada, the address of SDI is 1725 E. Warm Springs Road, Suite 10, Las Vegas, Nevada 89119.

     5. The Articles of Incorporation and Bylaws of SDI as existing prior to the effective date of the merger shall continue in full force and effect as the Articles of Incorporation and Bylaws of the surviving corporation.

     6. The complete executed Agreement and Plan of Merger dated as of May ___, 2002, which sets forth the plan for the merger of Book with and into SDI is on file at the corporate offices of SDI.




     7. A copy of the Agreement and Plan of Merger will be furnished by SDI on request and without cost to any stockholder of any corporation which is a party to the merger.

     8. The plan of merger as set forth in the Agreement and Plan of Merger has been unanimously approved by the Board of Directors of Book by unanimous written consent on May 6, 2002 pursuant to the provisions of
Section 16-10a-821 of the Utah Revised Business Corporation Act. In addition, shareholder approval was obtained at a special shareholder meeting held on May ___, 2002. There were 2,349,540 shares entitled to vote in which __________ voted in favor of the proposal and _________ votes against.

     9. The plan of merger as set forth in the Agreement and Plan of Merger was approved unanimously by the Board of Directors of SDI at a meeting held by telephone, in accordance with Section 78.315 of the Nevada Revised Statutes. The meeting was held on May ___, 2002.

     10. The plan of merger as set forth in the Agreement and Plan of Merger was approved by the sole shareholder of SDI by written consent in lieu of a special meeting of shareholders, in accordance with Section
78.320 of the Nevada Revised Statutes.

     11. The manner in which the exchange of issued shares of Book shall be effected is set forth in the Agreement and Plan of Merger.



     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger on this ____ day of May, 2002.



BOOK CORPORATION OF AMERICA     SECURED DIVERSIFIED INVESTMENT, LTD.
a Utah corporation                   a Nevada corporation



By: _______________________           By: __________________________
       Ronald Robinson, President                Ronald Robinson, President



By: _______________________           By: __________________________
       Ronald Robinson, Secretary                Ronald Robinson, Secretary




                                     2



STATE OF NEVADA     )
                         : ss
COUNTY OF           )

     On _________, 2002, before me, a Notary Public, personally appeared Ronald Robinson, who is the President and Secretary of BOOK CORPORATION, a Utah corporation and the President and Secretary of SECURED DIVERSIFIED INVESTMENT, LTD., a Nevada corporation, and who is personally known to me (of proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the written instrument and acknowledged to me that he executed the same in his authorized capacities and, that by his signatures on the instrument, the person or entity upon behalf of which persons listed executed the instrument.

WITNESS my hand and official seal.      _____________________________
                                        Notary Public